SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 12, 2002

LINENS ’N THINGS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12381 (Commission File Number)	22-3463939 (I.R.S. Employer Identification No.)

6 Brighton Road, Clifton, New Jersey (Address of Principal Executive Offices)	07015 (Zip Code)

Registrant’s telephone number, including area code	(973) 778-1300

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

Item 5.  Other Events.

     Amendment to Credit Agreement.

     Linens ’n Things, Inc. (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”), dated as of June 21, 2002, amending the Credit Agreement (the “Credit Agreement”), dated as of October 20, 2000, among the Company, various subsidiary borrowers, various lender parties (“Lenders”), Fleet National Bank as administrative agent for the Lenders, The Bank of New York as syndication agent for itself and each other Lender, Wachovia Bank, National Association (f/k/a First Union National Bank), as documentation agent for itself and each other Lender.

     Assignments of Interest in Credit Agreement

     In connection with the Amendment, and as of June 21, 2002, Fleet National Bank assigned 25% of its interest in the Credit Agreement to Credit Suisse First Boston; U.S. Bank National Association assigned all of its interest in the Credit Agreement to SunTrust Bank; and PNC Bank, National Association assigned all of its interest in the Credit Agreement to Credit Suisse First Boston.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Exhibit

99.1	Amendment No. 1 to Credit Agreement dated as of June 21, 2002

99.2	Assignment and Acceptance Agreement by and between Fleet National Bank and Credit Suisse First Boston dated as of June 21, 2002.

99.3	Assignment and Acceptance Agreement by and between U.S. Bank National Association and SunTrust Bank dated as of June 21, 2002.

99.4	Assignment and Acceptance Agreement by and between PNC Bank, National Association and Credit Suisse First Boston dated as of June 21, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2002	LINENS ’N THINGS, INC. By: WILLIAM T. GILES —————————————— William T. Giles Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Amendment No. 1 to Credit Agreement dated as of June 21, 2002

99.2	Assignment and Acceptance Agreement by and between Fleet National Bank and Credit Suisse First Boston dated as of June 21, 2002.

99.3	Assignment and Acceptance Agreement by and between U.S. Bank National Association and SunTrust Bank dated as of June 21, 2002.

99.4	Assignment and Acceptance Agreement by and between PNC Bank, National Association and Credit Suisse First Boston dated as of June 21, 2002.